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                         CONSENT OF INDEPENDENT AUDITORS



We consent to the use of our report dated July 6, 1998, in Amendment No. 1 to the Form 10-SB/A (General Form for Registration of Securities) of American Custom Components, Inc.


/s/ Kelly & Company

Kelly & Company
Newport Beach, California
December 4, 1998